Exhibit 21.1

SUBSIDIARIES OF AUTODESK, INC.

The Registrant owns 100 percent of the outstanding voting securities of the following corporations, as of January 31, 2002, all of which are included in the Registrant’s consolidated financial statements:

Name	Jurisdiction of Incorporation
Autodesk (Europe) S.A.	Switzerland
Autodesk AB	Sweden
Autodesk AG	Switzerland
Autodesk de Argentina S.A.	Argentina
Autodesk Asia Pte. Ltd.	Singapore
Autodesk Australia Pty. Ltd.	Australia
Autodesk do Brazil Ltda	Brazil
Autodesk B.V.	Netherlands
Autodesk Canada Inc.	Canada
Autodesk Development Africa (Pty) Ltd.	Republic of South Africa
Autodesk Development B.V.	Netherlands
Autodesk Development Canada Inc.	Canada
Autodesk Development S.a.r.l.	Switzerland
Autodesk (EMEA) S.A.	Switzerland
Autodesk Far East Ltd.	Hong Kong
Autodesk GesmbH	Austria
Autodesk GmbH	Germany
Autodesk India Pte. Ltd.	India
Autodesk International Holding Co.	Delaware
Autodesk International Ltd.	Barbados
Autodesk Ireland Ltd.	Ireland
Autodesk Korea Ltd.	Korea
Autodesk Ltd.	United Kingdom
Autodesk Ltd. Japan	Japan
Autodesk de Mexico S.A. de C.V.	Mexico
Autodesk CIS (ZAO)	Russia-C.I.S.
Autodesk S.A. (Spain)	Spain
Autodesk S.A.	France
Autodesk S.p.A.	Italy
Autodesk Software Lda	Portugal
Autodesk Spol. s.r.o	Czech Republic
Autodesk, Taiwan Ltd.	Taiwan
Autodesk de Venezuela	Venezuela
Buzzsaw, Inc.	Delaware
Discreet Logic Inc.	Canada
Discreet, Inc.	Delaware
Discreet Logic, Inc.	Delaware
Gentry Systems, Inc.	Missouri